AMENDMENT

TO

D&E COMMUNICATIONS, INC.

PERFORMANCE RESTRICTED SHARE AWARD AGREEMENTS

THIS AMENDMENT to the D&E Communications, Inc. Performance Restricted Share Award Agreements, hereinafter individually and collectively called the “Agreement” is hereby executed this day of __________, 2008.

WITNESSETH:

WHEREAS, D&E Communications, Inc., hereinafter called the “Corporation” has heretofore adopted the 1999 Long-Term Incentive Plan for the benefit of certain select managerial employees, hereinafter called the “Plan”;

WHEREAS, the Company desires to amend the Agreement to comply with the new deferred compensation rules under Section 409A of the Internal Revenue Code.

NOW, THEREFORE, the Award Agreements dated are hereby amended as follows:

1.        Effective for Plan Years beginning after January 1, 2005, Section 1.14 of the Agreement is amended by restating it as follows:

1.14 “Disability” shall have the meaning ascribed to that term at Section 1.2(h) of the Plan.

2.         Effective for Plan Years beginning after January 1, 2005, the Agreement is amended by adding a new Section 6.21 as follows:

6.21Payments to Key Employees. Notwithstanding the foregoing, in the event the Participant is a key employee (as defined in Internal Revenue Code Section 416(i)) of the Company as of the last day of the calendar year preceding the date a benefit becomes payable under the Plan or this Agreement, distribution of that portion of the Executive’s payment attributable to his separation from service with D&E that would otherwise have been paid within the 6-month period following the separation from service shall not be made or commenced during such six month period but shall instead be accumulated and paid on the first day of the seventh month after the date of the separation from service with D&E. This six month period shall be shortened or eliminated to the extent that counsel to D&E believes that it is then permissible under Section 409A of the Internal Revenue Code of 1986, as amended, without the imposition of the additional Section 409A tax.

3.         In all other respects the Agreement shall continue in effect in accordance with its terms.

IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

ATTEST:	D&E COMMUNICATIONS, INC.

By:_______________________________

Witness:

__________________________                                ____________________________

Participant

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